Exhibit 99.3
UNAUDITED PRO FORMA
FINANCIAL STATEMENTS
     The following Unaudited Pro Forma Financial Statements give effect to (i) the transactions (the “Watson Transactions”) contemplated under the Purchase and Collaboration Agreement (the “Purchase Agreement”), dated March 3, 2010, by and among Columbia Laboratories, Inc. (“Company”), Coventry Acquisition, Inc. (the “Buyer”) and Watson Pharmaceuticals, Inc. (“Watson”), (ii) the issuance and forgiveness by Watson of that certain $15 million term loan pursuant to a Term Loan Promissory Note, dated June 1, 2010 (the “Watson Note”), and (iii) the elimination of substantially all of the Company’s debt (the “Debt Retirement”) as a result of the satisfaction of the Company’s payment obligations owing to (a) PharmaBio Development, Inc. (“PharmaBio”) pursuant to the Investment and Royalty Agreement, dated March 5, 2003, between the Company and PharmaBio, as amended and supplemented from time to time (the “PharmaBio Agreement”), and (b) the holders of the $40 million in outstanding principal amount of the Company’s convertible subordinated notes due December 31, 2011 (the “Notes”), pursuant to certain Note Purchase and Amendment Agreements (“Note Purchase Agreements”) entered into with the holders of the Notes and are based upon the Company’s Unaudited Statements of Net Revenues and Direct Costs for U.S. Progesterone Products for the fiscal year ended December 31, 2009 and the quarter ended March 31, 2010 and the related notes included in the Company’s Definitive Proxy Statement on Schedule 14A, dated June 1, 2010 and from the Company’s financial statements for the fiscal year ended December 31, 2009 and the quarter ended March 31, 2010 and the related notes, each included in the Company’s filings on Form 10-K/A for the fiscal year ended December 31, 2009, or Form 10-Q for the quarter ended March 31, 2010, respectively, and certain estimates, adjustments and assumptions that the Company’s management believes to be reasonable. The Unaudited Pro Forma Consolidated Statements of Operations for the fiscal year ended December 31, 2009 and the quarter ended March 31, 2010 are presented as if the Watson Transactions and the Debt Retirement were completed as of January 1, 2009 and the Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2010 is presented as if the Watson Transactions, the issuance and forgiveness of the Watson Note, and the Debt Retirement were consummated at March 31, 2010.
     The Unaudited Pro Forma Financial Statements include adjustments to reflect the effects of the Watson Transactions and the issuance and forgiveness of the Watson Note. After the closing of the Watson Transactions, the Company is no longer directly involved in the commercialization of pharmaceutical products containing progesterone as an active ingredient, including CRINONE 8% progesterone gel, PROCHIEVE 4% progesterone gel and PROCHIEVE 8% progesterone gel, each sold by the Company in the United States (collectively, the “Progesterone Products”) and the Company is primarily involved in the supplying of Progesterone Products to the Buyer and Ares Trading S.A., an affiliate of Merck Serono S.A. (“Merck Serono”). The Unaudited Pro Forma Financial Statements also include adjustments in respect of the effects of the Debt Retirement. The Unaudited Pro Forma Financial Statements should be read in conjunction with the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and the Company’s Definitive Proxy Statement on Schedule 14A, dated June 1, 2010.

     The Unaudited Pro Forma Financial Statements are based on the issuance of the $15 million Watson Note, the transactions that occurred at the closings under the Purchase Agreement and the Debt Retirement, including the sale by the Company of certain of its assets pursuant to the Purchase Agreement (the “Assets”), its receipt of a $47,000,000 cash payment from the Buyer at the closing of the transactions contemplated by the Purchase Agreement (“Upfront Payment”), the issuance by the Company of 11,200,000 shares (“Acquisition Shares”) of the Company’s common stock, $.01 par value per share (“Common Stock”), to the Buyer pursuant to the Purchase Agreement, the forgiveness of the $15,000,000 Watson Note, the payment by the Company to PharmaBio of $16,028,197 in cash (which represents the net present value of the Company’s payment obligations under the PharmaBio Agreement of $16,500,000 due in November 2010, discounted at a rate of 4.6% to March 31, 2010), and the payment by the Company of approximately $26,800,000 in cash (including accrued and unpaid interest), and the issuance by the Company of warrants to purchase 7,750,000 shares of Common Stock (the “Warrants”) and 7,407,407 shares of Common Stock under the Note Purchase Agreements. The issuance and forgiveness of the Watson Note has not been broken out separately in the Unaudited Pro Forma Financial Statements; instead the net effect of the issuance and forgiveness of the Watson Note, results in $15,000,000 of deferred revenue. The Unaudited Pro Forma Financial Statements do not give effect to the Company’s receipt of any portion of the up to $45,500,000 in contingent milestone payments that may be payable to it pursuant to the terms of the Purchase Agreement. In addition, the Unaudited Pro Forma Financial Statements do not give effect to any adjustments in respect of potential reductions in the Company’s Research and Development or General and Administrative expenses that may occur following the consummation of the Watson Transactions.
     Pro forma information is intended to provide investors with information about the continuing impact of a transaction by showing how a specific transaction might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. The adjustments made to historical financial information give effect to events that are directly attributable to the Watson Transactions, the issuance and forgiveness of the Watson Note and the Debt Retirement, factually supportable, and expected to have a continuing impact. The Unaudited Pro Forma Financial Statements are prepared in accordance with Article 11 of Regulation S-X.
     The Unaudited Pro Forma Financial Statements set forth below are not fact and there can be no assurance that the Company’s actual results will not differ significantly from those set forth below or that the impact of the Watson Transactions, the issuance and forgiveness of the Watson Note and the Debt Retirement will not differ significantly from those presented below. Accordingly, the Unaudited Pro Forma Financial Statements are presented for illustrative purposes only and do not purport to represent, and are not necessarily indicative of, what the Company’s actual financial position and results of operations would have been had the Watson Transactions, the issuance and forgiveness of the Watson Note and the Debt Retirement occurred on the dates indicated, nor are they indicative of the Company’s future financial position or results of operations.

Unaudited Pro Forma Consolidated Statement of Operations
For the Quarter Ended March 31, 2010

	For the Quarter Ended March 31, 2010A
	Historical	Pro Forma Adjustments
	Columbia	Sale of U.S.	Pro Forma
	Laboratories,	Progesterone	Adjustments
	Inc.	Products (-) B	(+)		Pro Forma
NET REVENUES	$7,172,899	$4,356,251	$798,484	C	$3,615,132

COST OF REVENUES	1,176,579	329,872	329,872	D	1,176,579

Gross profit	5,996,320	4,026,379	468,612		2,438,553

OPERATING EXPENSES:
Selling and distribution	3,250,319	3,250,319	—		—
General and administrative	4,126,318	—	(1,525,000)	E	2,601,318
Research and development	2,341,818	—	—		2,341,818
Amortization of licensing right	1,261,182	1,261,182	—		—

Total operating expenses	10,979,637	4,511,501	(1,525,000)		4,943,136

Loss from operations	(4,983,317)	(485,122)	1,993,612		(2,504,583)

OTHER INCOME (EXPENSE):
Interest income	1,620	—	—		1,620
Interest expense	(2,302,794)	—	2,302,794	F	—
Change in fair value of derivative	(2,781,660)	—	2,781,660	G	—
Other, net	(110,685)	—	—		(110,685)

	(5,193,519)	—	5,084,454		(109,065)

Net loss before income tax	(10,176,836)	(485,122)	7,078,066		(2,613,648)
State income tax benefits	(2,200)	—	—		(2,200)

Net loss	$(10,179,036)	$(485,122)	7,078,006		(2,615,848)

LOSS PER COMMON SHARE — BASIC AND DILUTED	$(0.16)				(0.03)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING — BASIC AND DILUTED	65,388,921		18,607,407	X, Y	83,996,328	X, Y

Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2009

	For the Year Ended December 31, 2009A
		Pro Forma Adjustments
	Historical	Sale of U.S.	Pro Forma
	Columbia	Progesterone	Adjustments
	Laboratories, Inc.	Products (-) B	(+)		Pro Forma
NET REVENUES	$32,196,381	$15,182,828	$2,746,712	C	$19,760,265

COST OF REVENUES	9,194,538	1,116,754	1,116,754	D	9,194,538

Gross profit	23,001,843	14,066,074	1,629,958		10,565,727

OPERATING EXPENSES:
Selling and distribution	11,982,229	11,982,229	—		—
General and administrative	10,559,298	—	—		10,559,298
Research and development	8,579,035	—	—		8,579,035
Amortization of licensing right	5,044,728	5,044,728	—		—

Total operating expenses	36,165,290	17,026,957	—		19,138,333

Loss from operations	(13,163,447)	(2,960,883)	1,629,958		(8,572,606)

OTHER INCOME (EXPENSE):
Interest income	33,830	—	—		33,830
Interest expense	(8,851,253)	—	8,848,828	F	(2,425)
Other, net	(243,720)	—	—		(243,720)

	(9,061,143)	—	8,848,828		(212,315)

Net loss before income tax	(22,224,590)	(2,960,883)	10,478,786		(8,784,921)
State income tax benefits	355,032	—	—		355,032

Net loss	$(21,869,558)	$(2,960,883)	10,478,786		(8,429,889)

LOSS PER COMMON SHARE — BASIC AND DILUTED	$(0.39)				(0.11)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING — BASIC AND DILUTED	56,358,843		18,607,407	X, Y	74,966,250	X, Y

Unaudited Pro Forma Consolidated Balance Sheet As of March 31, 2010

	As of March 31, 2010
	Historical
	Columbia
	Laboratories,	Pro Forma
	Inc.	Adjustments		Pro Forma
CURRENT ASSETS
Cash and cash equivalents of which $9,220,493 is interest bearing	$11,284,243	$		$
Upfront Payment from Watson	—	47,000,000	H
Payment for Notes	—	(25,999,999)	I
Payment for Notes accrued interest	—	(800,000)	J
Payment for PharmaBio	—	(16,028,197)	K
Payment for Series C preferred stock	—	(600,000)	L
Transaction costs	—	(2,475,000)	M
Sale of finished goods inventory to Watson	—	598,560	N
Watson Note	—	15,000,000	O

Cash and cash equivalents	11,284,243	16,695,364			27,979,607
Accounts receivable, net of allowances for doubtful accounts of $100,000	3,297,668	—			3,297,668
Inventories	3,088,990	(598,560)	N		2,490,430
Prepaid expenses and other current assets	1,009,323	—			1,009,323

Total current assets	18,680,224	16,096,804			34,777,028

PROPERTY AND EQUIPMENT	637,812	—			637,812

INTANGIBLE ASSETS — NET	17,509,150	(17,509,150)	P		—
Deposits/long term investments	483,328	—			483,328
Deferred charges	950,696	(950,696)	Q		—

OTHER ASSETS	1,434,024	(950,696)			483,328

TOTAL ASSETS	$38,261,210	$(2,363,042)			$35,898,168

Unaudited Pro Forma Consolidated Balance Sheet As of March 31, 2010

	As of March 31, 2010
	Historical
	Columbia
	Laboratories,	Pro Forma
	Inc.	Adjustments		Pro Forma
CURRENT LIABILITIES:
Current portion of financing agreements	$58,563	$(58,563)	R	$—
Accounts payable	2,805,472	—		2,805,472
Accrued expenses	5,512,142	(800,000)	J	4,712,142
Derivative embedded within convertible notes, fair value	2,781,660	(2,781,660)	G	—

Total current liabilities	11,157,837	(3,640,223)		7,517,614
NOTES PAYABLE	33,749,209	(33,749,209)	S	—
DEFERRED REVENUE	312,181	15,000,000	O	32,819,031
		17,506,850	T

LONG-TERM PORTION OF FINANCING AGREEMENTS	15,867,735	(15,867,735)	U	—
REDEEMABLE WARRANTS	—	2,456,798	V	2,456,798

TOTAL LIABILITIES	61,086,962	(18,293,519)		42,793,443

COMMITMENTS AND CONTINGENCIES
Contingently redeemable series C preferred stock, 600 shares issued and outstanding in 2009 (liquidation preference of $600,000)	600,000	(600,000)	L	—

STOCKHOLDERS’ EQUITY (DEFICIENCY):
Preferred stock, $.01 par value; 1,000,000 shares authorized		—		—
Series B convertible preferred stock, 130 shares issued and outstanding (liquidation preference of $13,000)	1	—		1
Series E convertible preferred stock 59,000 shares issued and outstanding (liquidation preference of $5,900,000)	590	—		590
Common Stock $.01 par value; 100,000,000 shares authorized; 65,761,986 shares issued (footnotes W, X and Y)	657,619	186,074	X, Y	843,693
Capital in excess of par value	243,191,797	19,723,851	X, Y	264,916,425

		2,000,777	AA
Less cost of 152,795 treasury shares	(306,369)	—		(306,369)
Accumulated deficit	(267,158,299)	(904,448)	Z	(272,538,524)
		(2,000,777)	AA

		(2,475,000)	M
Accumulated other comprehensive income	188,909	—		188,909
Stockholders’ equity (deficiency)	(23,425,752)	16,530,477		(6,895,275)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$38,261,210	$(2,363,042)		$35,898,168

NOTES TO UNAUDITED PRO FORMA
FINANCIAL STATEMENTS
Description of Transaction and Basis of Presentation
     The historical information in the Unaudited Pro Forma Financial Statements is derived from the Company’s Unaudited Statements of Net Revenues and Direct Costs for U.S. Progesterone Products for the fiscal year ended December 31, 2009 and the quarter ended March 31, 2010 and the related notes included in the Company’s Definitive Proxy Statement on Schedule 14A, dated June 1, 2010 and from the Company’s financial statements for the fiscal year ended December 31, 2009 and the unaudited financial statements for the quarter ended March 31, 2010 and the related notes, each as included in the Company’s filings on Form 10-K/A for the fiscal year ended December 31, 2009, or Form 10-Q for the quarter ended March 31, 2010, respectively. The Unaudited Pro Forma Financial Statements as of and for the year ended at December 31, 2009 and the quarter ended March 31, 2010 are presented to illustrate the estimated effects of the Watson Transactions, the issuance and forgiveness of the Watson Note and the Debt Retirement on the Company had those transactions occurred on January 1, 2009 for purposes of the Unaudited Pro Forma Consolidated Statements of Operations and at March 31, 2010 for purposes of the Unaudited Pro Forma Consolidated Balance Sheet including but not limited to the following:
•	The Company is, after the closing under the Purchase Agreement, no longer directly involved in the commercialization of Progesterone Products and is primarily in the business of supplying Progesterone Products to the Buyer and Merck Serono;

•	The Debt Retirement, including the payment by the Company to PharmaBio of $16,028,197 in cash (which represents the net present value of the Company’s payment obligations under the PharmaBio Agreement of $16,500,000 due in November 2010, discounted at a rate of 4.6% to March 31, 2010), and payment by the Company of approximately $26,800,000 in cash (including accrued and unpaid interest), and the issuance by the Company of the Warrants to purchase 7,750,000 shares of Common Stock and the 7,407,407 shares of Common Stock issuable under the Note Purchase Agreements;

•	The sale by the Company of the Assets, receipt of the $47,000,000 Upfront Payment from the Buyer and the issuance of the 11,200,000 Acquisition Shares to the Buyer pursuant to the Purchase Agreement;

•	The issuance of the Watson Note pursuant to which Watson loaned the Company $15,000,000 and the forgiveness of such amount upon the closing of the Watson Transactions; and

•	Each of the other Pro Forma Adjustments described in the notes below.

     The Unaudited Pro Forma Financial Statements do not give effect to the Company’s receipt of any portion of the up to $45,500,000 in contingent milestone payments that may be payable to the Company pursuant to the terms of the Purchase Agreement. In addition, the Unaudited Pro Forma Financial Statements do not give effect to any adjustments in respect of potential reductions in the Company’s research and development or general and administrative expenses that may occur following the consummation of the Watson Transactions.
Allocation of $47,000,000 Upfront Payment

Upfront Payment from the Buyer	$47,000,000
Acquisition Shares	(11,984,000)
Write-off of Net Book Value of Intangible Assets to be sold pursuant to the Purchase Agreement	(17,509,150)

Net Proceeds (Deferred Revenue)	$17,506,850
Pro Forma Adjustments
     Pro forma information is intended to reflect the impact of the Watson Transactions, the issuance and forgiveness of the Watson Note and the Debt Retirement on the Company’s historical financial position and results of operations through adjustments that are directly attributable to the Watson Transactions, the issuance and forgiveness of the Watson Note and the Debt Retirement, factually supportable and expected to have a continuing impact. These Unaudited Pro Forma Financial Statements reflect the adjustments that, in the opinion of the Company’s management, are necessary to present fairly the pro forma results of operations and financial position set forth above.
A.	The pro forma information is presented on the basis that the Watson Transactions, the issuance and forgiveness of the Watson Note and the Debt Retirement had occurred (x) as of January 1, 2009 for the Unaudited Pro Forma Consolidated Statements of Operations for the year ended as of December 31, 2009 and the quarter ended March 31, 2010, and (y) at March 31, 2010 for the Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2010, including that as of such dates the Company transferred the Assets to the Buyer, received the $47,000,000 cash Upfront Payment from the Buyer, received the $15,000,000 proceeds of the Watson Note and the Watson Note was forgiven, issued the 11,200,000 Acquisition Shares to the Buyer, paid to PharmaBio $16,028,197 in cash (which represents the net present value of the Company’s payment obligations under the PharmaBio Agreement (as amended by the PharmaBio Amendment) of $16,500,000 due in November 2010, discounted at a rate of 4.6% to March 31, 2010), paid approximately $26,800,000 in cash (including accrued and unpaid interest) and issued the Warrants to purchase 7,750,000 shares of Common Stock and the 7,407,407 shares of Common Stock under the Note Purchase Agreements, and that the Company will no longer be directly involved in the commercialization of the Progesterone Products and will be primarily be involved in the supplying of Progesterone Products to the Buyer and Merck Serono. The unaudited pro forma information does not give effect to the Company’s receipt of any portion of the up to $45,500,000 in contingent milestone payments that may be payable to the Company pursuant to the Purchase Agreement. In addition, the Unaudited Pro Forma Financial Statements do not give effect to any adjustments in respect of potential reductions in the Company’s research and development or general and administrative expenses that may occur following the consummation of the Watson Transaction. These Unaudited Pro Forma Financial Statements reflect all adjustments that, in the opinion of the Company’s management, are necessary to present fairly the pro forma results of operations and financial position presented herein.
B.	Represents the unaudited net revenues and direct expenses for the U.S. Progesterone Products for the year ended December 31, 2009 and the quarter ended March 31, 2010.
C.	Represents the Net Sales (as defined below) that the Company would have made to the Buyer under the Supply Agreement entered into by the Company and the Buyer on July 2, 2010 (the “Supply Agreement”) and royalties that the Company would have received under the Purchase Agreement had all Progesterone Products sold by the Company in the U.S. during the fiscal year ended December 31, 2009 and the quarter ended March 31, 2010 been manufactured by the Company and sold to the Buyer under the Supply Agreement during 2009 and the first quarter of 2010, respectively (at the pricing set forth in the Supply Agreement), and then sold during 2009 and the first quarter of 2010, respectively, by the Buyer to its customers at the prices that the Company sold Progesterone Products to the Company’s customers during the relevant period.
“Net Sales” means, with respect to sales of a Progesterone Product by the Buyer and its affiliates and/or licensees, sublicensees, distributors or other agents, the amount of gross sales (in dollars or other currencies) for such Progesterone Product, reduced by the sum of the following items relating to such sales that are actually given to or taken by, as applicable, the Buyer, and its affiliates and/or licensees, sublicensees, distributors or other agents, to the extent such deductions are accrued and recognized under and in accordance with United States generally accepted accounting principles (or other internationally recognized accounting standard in use by the Buyer):
•	trade, quantity and cash discounts;

•	adjustments for price adjustments, billing errors, rejected goods, returns, product recalls and damaged goods (excluding goods damaged while under the control of the Buyer or its affiliates or their respective licensees, sub-licensees, or distributors);

•	credits, charge-backs, reimbursements, and similar payments provided to wholesalers and other distributors, buying groups, health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, other institutions or health care organizations or other customers;

•	rebates or other price reductions provided to any regulatory authority with respect to any state or federal Medicare, Medicaid or similar programs;

•	any invoiced charge for freight, insurance, handling or other transportation costs directly related to delivery of the Progesterone Products;

•	distributor fees per contract based solely as a percentage of gross sales; and

•	taxes that are in the nature of tariffs, duties, excise, sales, use or value-added taxes;
provided, however, that the foregoing deductions shall only be deducted once and only to the extent not otherwise deducted from gross sales.
D.	Represents cost of revenues that the Company would have incurred had all Progesterone Products sold by it in the United States during the fiscal year ended December 31, 2009 and the quarter ended March 31, 2010, respectively, been manufactured by the Company and sold to the Buyer under the Supply Agreement during 2009 and the first quarter of 2010, respectively.
E.	Represents the reversal of the costs directly related to the Watson Transactions and the Debt Retirement incurred during the quarter ended March 31, 2010.
F.	Represents interest expense on the Notes and obligations owing to PharmaBio under the PharmaBio Agreement as if the Debt Retirement had occurred on January 1, 2009.
G.	Represents the reversal of the non-cash charge for the embedded derivative related to the Notes which was booked during the first quarter of 2010 as it is a non-recurring charge directly related to the Watson Transaction and Debt Retirement that has no continuing impact.
H.	Represents the $47,000,000 Upfront Payment in cash that would be received by the Company from the Buyer under the Purchase Agreement.
I.	Represents the approximately $26,000,000 cash payment (excluding the payment relating to accrued and unpaid interest) that would be made by the Company to the Note holders at the closings under the Note Purchase Agreements.
J.	Represents the approximately $800,000 of accrued and unpaid interest on the Notes that would be paid by the Company at the closings under the Note Purchase Agreements.
K.	Represents the $16,028,197 in cash (which is the net present value of the Company’s payment obligations under the PharmaBio Agreement (as amended by the PharmaBio Amendment) of $16,500,000 due in November 2010, discounted at a rate of 4.6% to March 31, 2010).
L.	Assumes that all holders of the Company’s Series C Preferred Stock had exercised their rights, resulting from the sale of the Assets pursuant to the Purchase Agreement, to have their shares of Series C Preferred Stock redeemed by the Company as of March 31, 2010 and that the Company had redeemed such shares on such date.
M.	Reflects the remaining estimated transaction related costs and expenses unpaid at March 31, 2010, which include fees and expenses relating to legal services, accounting services, investment advisory fees, fairness opinion fees and proxy statement printing and distribution. Total transaction costs are estimated to be $4,000,000.

N.	Represents the finished goods inventory of Progesterone Products to be sold by the Company to the Buyer at the closing of the Watson Transactions pursuant to the Supply Agreement.
O.	Reflects the cash proceeds and the forgiveness of the $15,000,000 Watson Note.
P.	Reflects the write-off of net book value of intangible assets that would be sold by the Company pursuant to the Purchase Agreement.
Q.	Reflects the write-off of deferred charges related to financing costs for the Notes and obligations owing to PharmaBio under the PharmaBio Agreement.
R.	Represents payment of the current portion of the Company’s obligations owing to PharmaBio under the PharmaBio Agreement.
S.	Represents the settlement of the Notes which is $39,999,998, less the unamortized discount related to the relative fair market value of the warrants issued by the Company in connection with the sale of the Notes and the beneficial conversion feature.
T.	Reflects deferred revenue from the $47,000,000 Upfront Payment that would be received by the Company from the Buyer under the Purchase Agreement less the value of the 11,200,000 Acquisition Shares as determined by the closing price of the Common Stock on March 31, 2010, and the write off of the net book value of intangible assets described in Note P.
U.	Represents the payment of the unpaid portion of the $30 million minimum royalty obligation payable under the PharmaBio Agreement (without giving effect to the amendment to the PharmaBio Agreement on March 3, 2010), net of unamortized imputed interest and the value of certain warrants issued to PharmaBio.
V.	Represents the fair market of the Company’s contingent obligation as of March 31, 2010 under the Note Purchase Agreements to purchase the Warrants for an aggregate purchase price of $3,999,996 under certain circumstances.
W.	Assumes that, as of March 31, 2010, the Company had amended its Restated Certificate of Incorporation, as amended, to increase the number of the Company’s authorized shares of Common Stock from 100,000,000 to 150,000,000.
X.	Assumes that the Company had issued the 11,200,000 Acquisition Shares to the Buyer as of January 1, 2009 at a price of $1.07 per share (which was the closing price of the Company’s Common Stock on March 31, 2010).
Y.	Assumes that the Company had issued the 7,407,407 shares of Common Stock under the Note Purchase Agreements as of January 1, 2009 at a price of $1.07 (which was the closing price of the Company’s Common Stock on March 31, 2010).
Z.	Represents unamortized expense for options and restricted shares issued under the Company’s 1996 Long-Term Performance Plan or the Company’s 2008 Long-Term

Incentive Plan that would vest and/or become exercisable upon consummation and as a result of the sale of the Assets pursuant to the Purchase Agreement.

AA.	Represents net loss on extinguishment of debt as of March 31, 2010, less the value of the embedded derivative related to the Notes.